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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 11 to the registration statement on Form N-1A ("Registration Statement") (File Nos. 33-40215 and 811-6302) of our report dated February 3, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to shareholders of Cohen & Steers Realty Shares, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Counsel and Independent Accountants" in such Registration Statement.

                                                      PricewaterhouseCoopers LLP

New York, New York
April 24, 2000